EXHIBIT 24
             CONSENT OF INDEPENDENT ACCOUNTANTS



We   consent  to  the  incorporation  by  reference  in
the registration statement of Continental Materials Corporation and Subsidiaries on Form S-8 (File No. 33-23671) of our report dated March 14, 1996 on our
audits of the  consolidated  financial statements   and
financial statement schedule of Continental Materials Corporation and Subsidiaries as of December 30, 1995 and December 31, 1994, and for the three years in the period ended December 30, 1995, which reports are included in this Annual Report on Form 10-K.

                     COOPERS & LYBRAND L.L.P.



Chicago, Illinois
March 27, 1996